EXHIBIT 10(21)


                        THE PROMUS COMPANIES INCORPORATED

                              KEY EXECUTIVE OFFICER
                              ANNUAL INCENTIVE PLAN


                            Introduction and Purpose

- Key executive officers can have a major impact on the overall performance of The Promus Companies Incorporated (the "Company"). The Key Executive Officer Annual Incentive Plan (the "Plan") is designed to reward these officers for achieving corporate performance objectives. The Plan provides for uniform calculation procedures based on achieving specific objectives.


- The Plan is intended to provide an incentive for superior work and motivate participating officers toward even higher achievement and business results, to tie their goals and interests into those of the Company and its stockholders, and to attract and retain key executive officers.

- An important purpose of the Plan is to insure the full deductibility of compensation payable to the Company's Chief Executive Officer and the four highest compensated executive officers whose compensation is required to be reported in the Company's proxy statement.

- This document describes eligibility, performance objectives, the evaluation process, the payment of bonus awards, and administrative matters.

                   Article I -- Eligibility and Participation

1.1 Only those executive officers who are at the corporate senior vice president level or above may be eligible for the Plan. Prior to, or at the time of, establishment of performance objectives (as provided in Article II below) for a Plan year (which will be the calendar year), the Human Resources Committee of the Board of Directors (the "Committee") will approve the specific executive officers who will participate in the Plan for that year.

                      Article II -- Performance Objectives

2.1 Prior to March 30 of each Plan year, the Committee will establish in writing a performance goal including the specific target objective or objectives.

2.2 Performance goals will be based on one or more of the following corporate business criteria: Pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, or a division's operating income or opened units. These measurements will be determined according to generally accepted











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     accounting principles ("GAAP") in existence on the date that the performance goal is established and without regard to any changes in such principles after such date and as may be determined by the Committee pursuant to Article IV below.

                      Article III -- Individual Objectives

3.1 A participant may also be assigned personal performance goals or his or her personal performance may be otherwise reviewed by the Committee. An evaluation of personal performance may result in the decrease or elimination of an award that is calculated pursuant to Article IV of the Plan (if such decrease or elimination is approved by the Committee) but it will not increase the award.

                      Article IV -- Determination of Awards

4.1 At or after the end of a Plan year, the Committee will certify the achievement of the performance goal or goals including the specific target objective or objectives and the satisfaction of any other material terms of the award.

4.2 To assure that the incentive features of the Plan are maintained and to avoid distortion in Plan operation, the Committee will not include (except as provided in 4.3 below) minority interests and extraordinary events or circumstances, determined in accordance with GAAP, that may occur during the plan year in deciding performance goals and specific objectives or calculating the achievement of the performance goals and the objectives. Extraordinary events or circumstances will comprise the following: extraordinary items, property transactions, changes in accounting standards, and losses or gains arising from discontinued operations.

4.3 The Committee may for any plan year include property transactions and/or discontinued operations (either specifically or generally or both) and may further include or exclude any specified interest expense items, corporate expense items, and/or development expense items when establishing the pre-established performance goals and specific objectives. The actual results or non-results of those property transactions and/or discontinued operations that are included in the pre-established goals and specific objectives will then be included, in accordance with the principles of GAAP, in the calculation of the achievement of the goals and specific objectives, provided that if the objective(s) approved by the Committee include operations or businesses (including those being accounted for as discontinued operations) that are subsequently disposed of or spun off during the Plan year, the objective(s) and the results will be appropriately adjusted in accordance with GAAP to exclude such operations or businesses. Any items of interest expense, corporate expense and/or development expense included or excluded in the pre-established goals and specific objectives will also be included or excluded, as the case may be, in the calculation of the achievement of the goals and specific objectives.

4.4 The actual award for a participant will be determined by multiplying the participant's eligible earnings by the specific percentage adjacent to a points column on tables or matrices approved by the Committee prior to










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     March 30 of the plan year.  No award will exceed 200% of an individual's eligible earnings. In addition, no award will exceed $1,000,000. The Committee will have the discretion to pay an award that is lower than the award calculated as provided herein.

4.5 Eligible earnings means a participant's annual base salary in effect on the date the performance objectives are established by the Committee.

                         Article V -- Payment of Awards

5.1 Except as provided in Section 5.2(5), approved awards will be payable by March 15 after the end of the Plan year; provided, however, that no amounts shall be paid until the Committee has certified in writing pursuant to
     Section 4.1 that the relevant performance goals were satisfied.

5.2 An award that would otherwise be payable to an employee who is not employed on the award payment date will be prorated, or the individual will be ineligible for an award, as follows:

     (1)  Terminated due to disability under      Prorated based on active
          long term disability plan               service during plan year

     (2)  Retirement (at age 55 or older          Prorated based on active
          with ten years or more of service)      service during plan year

     (3)  Voluntary or involuntary resignation    No award
          or termination prior to retirement
          without mutual written agreement

     (4)  Resignation pursuant to mutual          Prorated based on active
          written agreement                       service during plan year
                                                  if agreed to by the
                                                  Company.

     (5)  Leave of absence                        Prorated based on active
                                                  service during plan
                                                  year.

     (6)  Death of participant                    Prorated based on active
                                                  service during plan
                                                  year; award paid to
                                                  participant's estate.


                         Article VI -- Other Conditions

6.1 Payment of awards under the Plan will not be made unless and until the material terms (within the meaning of Section 162(m)(4)(c) of the Code) of the Plan, including the business criteria described in Section 2.2 of the Plan, are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).










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6.2  No person shall have any legal claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible participants. Awards may not be assigned, pledged, encumbered, or transferred.

6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary.

6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or a subsidiary thereof.

                          Article VII -- Administration

7.1 The Committee shall have full power to administer and interpret the provisions of the Plan and to establish substantive rules for its administration, including taking action, as the Committee deems appropriate, to insure the tax deductibility of payments under the Plan.

7.2 Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Corporate Compensation Department of the Company will have full power to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.3 Except with respect to matters which under Section 162(m)(4)(c) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee and the Corporate Compensation Department may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

7.4 The Committee may terminate the Plan to be effective at such date as the Committee may determine, and is further authorized to make changes to the Plan that are not inconsistent with its purposes or that are necessary or appropriate in light of governmental regulations or applicable laws.; provided however, to the extent required by Section 162(m), such changes shall be approved by a majority of the shareholders of the Company.

7.5 No member of the Committee and no employee of the Company or its subsidiaries involved in administering the Plan or making decisions under the Plan will have any personal liability to any person.

     The undersigned certifies that this Plan was approved by the Human Resources Committee of the Company's Board of Directors on February 24, 1995.

                                  NEIL F. BARNHART
                              ---------------------------
                                  Signature

                                  Vice President
                              ---------------------------
                                  Title